Exhibit 99.1

MongoDB, Inc. Announces First Quarter Fiscal 2023 Financial Results
First Quarter Fiscal 2023 Total Revenue of $285.4 million, up 57% Year-over-Year
Continued Strong Customer Growth with Over 35,200 Customers as of April 30, 2022
MongoDB Atlas Revenue up 82% Year-over-Year; 60% of Total Q1 Revenue
NEW YORK - June 1, 2022 - MongoDB, Inc. (NASDAQ: MDB), the leading modern, general purpose database platform, today announced its financial results for the first quarter ended April 30, 2022.
“MongoDB began fiscal 2023 with terrific first quarter results, highlighted by revenue growth of 57% year-over-year, driven primarily by 82% Atlas growth. MongoDB enables developers to build mission-critical applications that drive better user experiences, enable new capabilities and improves operational efficiency, and our Q1 results give us increased confidence in our ability to capture the large market opportunity over the long term,” said Dev Ittycheria, President and Chief Executive Officer of MongoDB.
First Quarter Fiscal 2023 Financial Highlights
•Revenue: Total revenue was $285.4 million for the first quarter fiscal 2023, an increase of 57% year-over-year. Subscription revenue was $274.6 million, an increase of 57% year-over-year, and services revenue was $10.9 million, an increase of 54% year-over-year.
•Gross Profit: Gross profit was $207.2 million for the first quarter fiscal 2023, representing a 73% gross margin compared to 70% in the year-ago period. Non-GAAP gross profit was $214.3 million, representing a 75% non-GAAP gross margin, compared to a non-GAAP gross margin of 72% in the year-ago period.
•Loss from Operations: Loss from operations was $75.9 million for the first quarter fiscal 2023, compared to a loss of $61.4 million in the year-ago period. Non-GAAP income from operations was $17.5 million, compared to a non-GAAP loss of $2.8 million in the year-ago period.
•Net Loss: Net loss was $77.3 million, or $1.14 per share, based on 67.7 million weighted-average shares outstanding, for the first quarter fiscal 2023. This compares to a net loss of $64.0 million, or $1.04 per share, based on 61.4 million weighted-average shares outstanding, in the year-ago period. Non-GAAP net income was $15.2 million or $0.20 per share based on 77.0 million diluted weighted-average shares outstanding. This compares to a non-GAAP net loss of $3.9 million or $0.06 per share in the year-ago period.
•Cash Flow: As of April 30, 2022, MongoDB had $1.8 billion in cash, cash equivalents, short-term investments and restricted cash. During the three months ended April 30, 2022, MongoDB generated $11.6 million of cash from operations, used $2.5 million of cash in capital expenditures and used $0.6 million of cash in principal repayments of finance leases, leading to free cash flow of $8.4 million, compared to free cash flow of $8.4 million in the year-ago period.
A reconciliation of each Non-GAAP measure to the most directly comparable GAAP measure has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”
First Quarter Fiscal 2023 and Recent Business Highlights
•Announced a new multi-year, strategic collaboration agreement with AWS to make it easier for joint customers to advance their cloud adoption journey. These efforts include integrated go-to-market activities across sales, marketing and developer relations, as well as both technology integrations and commercial incentives to streamline the migration of on-premises workloads to MongoDB Atlas on AWS.

•Launched MongoDB Atlas Pay-as-you-go option on Google Cloud, which can be launched directly from the Google Console. The offering provides developers with a simplified subscription experience, and makes it easier for customers to build, scale, and manage data-rich applications with MongoDB Atlas within the Google Cloud Console.
•Continuing a successful return to in-person events, MongoDB.local Paris in April was a completely sold out gathering of attendees. At the event, cloud partner OVHcloud announced the availability of its Managed Databases for MongoDB – Enterprise Plan in free beta. The extension of this partnership offers faster innovation with secure data governance for organizations ensuring they can harness the power of their data to build better applications.
Second Quarter and Full Year Fiscal 2023 Guidance
Based on information as of today, June 1, 2022, MongoDB is issuing the following financial guidance for the second quarter and full year fiscal 2023. This guidance includes our estimate of $4-5 million negative revenue impact in the second quarter from the current global macroeconomic environment and our estimate of $30-35 million negative revenue impact for the full year fiscal 2023.

	Second Quarter Fiscal 2023	Full Year Fiscal 2023
Revenue	$279.0 million to $282.0 million	$1,172.0 million to $1,192.0 million
Non-GAAP Income (Loss) from Operations	($18.0) million to ($16.0) million	($9.0) million to $1.0 million
Non-GAAP Net Loss per Share	($0.31) to ($0.28)	($0.31) to ($0.16)
The guidance provided above is forward-looking in nature. Actual results may differ materially. See the cautionary note regarding “Forward-Looking Statements” below. Fluctuations in MongoDB’s operating results may be particularly pronounced in the current economic environment due to the current volatility in the global economy and the continuing uncertainty caused by the ongoing COVID-19 pandemic. The situation regarding both the volatility in the global economy and the COVID-19 pandemic remains uncertain and could change rapidly, and MongoDB will continue to evaluate the potential impact of both these factors on its business.
Reconciliation of non-GAAP income (loss) from operations and non-GAAP net income (loss) per share guidance to the most directly comparable GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in MongoDB’s stock price. MongoDB expects the variability of the above charges to have a significant, and potentially unpredictable, impact on its future GAAP financial results.
Conference Call Information
MongoDB will host a conference call today, June 1, 2022, at 5:00 p.m. (Eastern Time) to discuss its financial results and business outlook. A live webcast of the call will be available on the “Investor Relations” page of MongoDB’s website at https://investors.mongodb.com. To access the call by phone, dial 1-844-200-6205 (domestic) or +1-929-526-1599 (international). The access code is 463040. A replay of this conference call will be available for a limited time at 1-866-813-9403 (domestic) or +44-204-525-0658 (international). The replay conference ID is 693228. A replay of the webcast will also be available for a limited time at https://investors.mongodb.com.
About MongoDB
MongoDB is the leading modern, general purpose database platform empowering innovators to create, transform, and disrupt industries by unleashing the power of software and data. Headquartered in New York, MongoDB has more than 35,200 customers in over 100 countries. The MongoDB database platform has been downloaded over 265 million times and there have been more than 1.5 million registrations for MongoDB University courses.
Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning MongoDB’s financial guidance for the second fiscal quarter and full year fiscal 2023 and MongoDB’s ability to capitalize on its market opportunity and deliver strong growth for the foreseeable future. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “would” or the negative or plural of these words or similar expressions or variations. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and factors that are beyond our control including, without limitation: the impact that the precautions we have taken in our business relative to the ongoing COVID-19 pandemic may have on our business; the financial impacts of the COVID-19 pandemic on our customers and our potential customers; the effects of the ongoing military conflict between Russia and Ukraine on our business and future operating results; the effects of volatility in the global economy and financial markets on our business and future operating results; our potential failure to meet publicly announced guidance or other expectations about our business and future operating results; our limited operating history; our history of losses; failure of our database platform to satisfy customer demands; the effects of increased competition; our investments in new products and our ability to introduce new features, services or enhancements; our ability to effectively expand our sales and marketing organization; our ability to continue to build and maintain credibility with the developer community; our ability to add new customers or increase sales to our existing customers; our ability to maintain, protect, enforce and enhance our intellectual property; the growth and expansion of the market for database products and our ability to penetrate that market; our ability to integrate acquired businesses and technologies successfully or achieve the expected benefits of such acquisitions; our ability to maintain the security of our software and adequately address privacy concerns; our ability to manage our growth effectively and successfully recruit and retain additional highly-qualified personnel; and the price volatility of our common stock. These and other risks and uncertainties are more fully described in our filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended January 31, 2022 filed with the SEC on March 18, 2022. Additional information will be made available in our Quarterly Report on Form 10-Q for the quarter ended April 30, 2022 and other filings and reports that we may file from time to time with the SEC. Except as required by law, we undertake no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

Non-GAAP Financial Measures
This press release includes the following financial measures defined as non-GAAP financial measures by the SEC: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP net income (loss) per share and free cash flow. Non-GAAP gross profit and non-GAAP gross margin exclude expenses associated with stock-based compensation. Non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP net income (loss) per share for the three-month period ended April 30, 2022 exclude:
•expenses associated with stock-based compensation including employer payroll taxes upon the vesting and exercising of stock-based awards and expenses related to stock appreciation rights previously issued to our employees in China;

•amortization of intangible assets for the acquired technology and acquired customer relationships associated with prior acquisitions;
•amortization of time-based payments associated with prior acquisitions that were deemed to be post-combination compensation expense for U.S. GAAP purposes; and
•in the case of non-GAAP net income (loss) and non-GAAP net income (loss) per share, amortization of the debt issuance costs associated with our convertible senior notes and gains or losses on investments.
MongoDB uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating MongoDB’s ongoing operational performance. MongoDB believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in MongoDB’s industry, many of which present similar non-GAAP financial measures to investors.
Free cash flow represents net cash used in operating activities, less capital expenditures, principal repayments of finance lease liabilities and capitalized software development costs, if any. MongoDB uses free cash flow to understand and evaluate its liquidity and to generate future operating plans. The exclusion of capital expenditures, principal repayments of finance lease liabilities and amounts capitalized for software development facilitates comparisons of MongoDB’s liquidity on a period-to-period basis and excludes items that it does not consider to be indicative of its liquidity. MongoDB believes that free cash flow is a measure of liquidity that provides useful information to investors in understanding and evaluating the strength of its liquidity and future ability to generate cash that can be used for strategic opportunities or investing in its business in the same manner as MongoDB’s management and board of directors.
Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In particular, other companies may report non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP net income (loss) per share, free cash flow or similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, as presented below. This earnings press release and any future releases containing such non-GAAP reconciliations can also be found on the Investor Relations page of MongoDB’s website at https://investors.mongodb.com.
Investor Relations
Brian Denyeau
ICR for MongoDB
646-277-1251
ir@mongodb.com
Media Relations
Matt Trocchio
MongoDB
communications@mongodb.com

MONGODB, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
(unaudited)

	April 30, 2022	January 31, 2022
Assets
Current assets:
Cash and cash equivalents	$456,275	$473,904
Short-term investments	1,372,420	1,352,019
Accounts receivable, net of allowance for doubtful accounts of $4,217 and $4,966 as of April 30, 2022 and January 31, 2022, respectively	164,885	195,383
Deferred commissions	66,754	63,523
Prepaid expenses and other current assets	35,973	32,573
Total current assets	2,096,307	2,117,402
Property and equipment, net	62,761	62,625
Operating lease right-of-use assets	45,248	41,745
Goodwill	57,775	57,775
Acquired intangible assets, net	18,313	20,608
Deferred tax assets	1,963	1,939
Other assets	152,174	147,494
Total assets	$2,434,541	$2,449,588
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,204	$5,234
Accrued compensation and benefits	87,717	112,568
Operating lease liabilities	8,671	8,084
Other accrued liabilities	49,216	48,848
Deferred revenue	351,914	352,001
Total current liabilities	503,722	526,735
Deferred tax liability, non-current	93	81
Operating lease liabilities, non-current	40,279	38,707
Deferred revenue, non-current	23,555	23,179
Convertible senior notes, net	1,137,361	1,136,521
Other liabilities, non-current	56,652	57,665
Total liabilities	1,761,662	1,782,888
Stockholders’ equity:
Common stock, par value of $0.001 per share; 1,000,000,000 shares authorized as of April 30, 2022 and January 31, 2022; 68,160,434 shares issued and 68,061,063 shares outstanding as of April 30, 2022; 67,543,731 shares issued and 67,444,360 shares outstanding as of January 31, 2022	68	67
Additional paid-in capital	1,945,737	1,860,514
Treasury stock, 99,371 shares (repurchased at an average of $13.27 per share) as of April 30, 2022 and January 31, 2022	(1,319)	(1,319)
Accumulated other comprehensive loss	(4,679)	(2,928)
Accumulated deficit	(1,266,928)	(1,189,634)
Total stockholders’ equity	672,879	666,700
Total liabilities and stockholders’ equity	$2,434,541	$2,449,588

MONGODB, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended April 30,
	2022	2021
Revenue:
Subscription	$274,581	$174,570
Services	10,866	7,078
Total revenue	285,447	181,648
Cost of revenue(1):
Subscription	64,569	45,402
Services	13,646	9,126
Total cost of revenue	78,215	54,528
Gross profit	207,232	127,120
Operating expenses:
Sales and marketing(1)	150,268	97,890
Research and development(1)	96,372	64,751
General and administrative(1)	36,532	25,925
Total operating expenses	283,172	188,566
Loss from operations	(75,940)	(61,446)
Other expense, net	(208)	(3,922)
Loss before provision for (benefit from) income taxes	(76,148)	(65,368)
Provision for (benefit from) income taxes	1,146	(1,376)
Net loss	$(77,294)	$(63,992)
Net loss per share, basic and diluted	$(1.14)	$(1.04)
Weighted-average shares used to compute net loss per share, basic and diluted	67,706,502	61,361,670

(1)    Includes stock‑based compensation expense as follows:

	Three Months Ended April 30,
	2022	2021
Cost of revenue—subscription	$4,467	$2,990
Cost of revenue—services	2,212	1,487
Sales and marketing	30,534	18,876
Research and development	35,483	20,335
General and administrative	10,870	7,226
Total stock‑based compensation expense	$83,566	$50,914

MONGODB, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended April 30,
	2022	2021
Cash flows from operating activities
Net loss	$(77,294)	$(63,992)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,787	3,251
Stock-based compensation	83,566	50,914
Amortization of debt issuance costs	840	1,427
Amortization of finance right-of-use assets	994	994
Amortization of operating right-of-use assets	2,018	1,522
Deferred income taxes	(61)	(1,585)
Accretion of discount on short-term investments	2,231	1,527
Gain on non-marketable securities	(1,751)	—
Unrealized foreign exchange loss	581	315
Change in operating assets and liabilities:
Accounts receivable	28,740	35,145
Prepaid expenses and other current assets	(3,293)	(9,027)
Deferred commissions	(4,722)	(5,882)
Other long-term assets	(358)	23
Accounts payable	1,023	224
Accrued liabilities	(23,016)	(17,152)
Operating lease liabilities	(2,192)	(1,027)
Deferred revenue	152	9,749
Other liabilities, non-current	329	3,791
Net cash provided by operating activities	11,574	10,217
Cash flows from investing activities
Purchases of property and equipment	(2,538)	(627)
Acquisition, net of cash acquired	—	(4,469)
Investment in non-marketable securities	(1,119)	(936)
Proceeds from maturities of marketable securities	75,000	100,000
Purchases of marketable securities	(100,146)	(101,479)
Net cash used in investing activities	(28,803)	(7,511)
Cash flows from financing activities
Proceeds from exercise of stock options	1,656	3,539
Principal repayments of finance leases	(595)	(1,199)
Repayments of convertible senior notes attributable to principal	—	(27,594)
Net cash provided by (used in) financing activities	1,061	(25,254)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(1,467)	(94)
Net decrease in cash, cash equivalents and restricted cash	(17,635)	(22,642)
Cash, cash equivalents, and restricted cash, beginning of period	474,420	430,222
Cash, cash equivalents, and restricted cash, end of period	$456,785	$407,580

MONGODB, INC.
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended April 30,
	2022	2021
Reconciliation of GAAP gross profit to non-GAAP gross profit:
Gross profit on a GAAP basis	$207,232	$127,120
Gross margin (Gross profit/Total revenue) on a GAAP basis	73%	70%
Add back:
Expenses associated with stock-based compensation: Cost of Revenue—Subscription	4,803	3,243
Expenses associated with stock-based compensation: Cost of Revenue—Services	2,239	1,156
Non-GAAP gross profit	$214,274	$131,519
Non-GAAP gross margin (Non-GAAP gross profit/Total revenue)	75%	72%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
Sales and marketing operating expense on a GAAP basis	$150,268	$97,890
Less:
Expenses associated with stock-based compensation	33,838	21,684
Amortization of intangible assets associated with acquisitions	760	760
Non-GAAP sales and marketing operating expense	$115,670	$75,446

Research and development operating expense on a GAAP basis	$96,372	$64,751
Less:
Expenses associated with stock-based compensation	37,504	21,826
Amortization of intangible assets and post-combination compensation expense associated with prior acquisitions	1,535	1,422
Non-GAAP research and development operating expense	$57,333	$41,503

General and administrative operating expense on a GAAP basis	$36,532	$25,925
Less:
Expenses associated with stock-based compensation	12,754	8,571
Non-GAAP general and administrative operating expense	$23,778	$17,354

Reconciliation of GAAP loss from operations to non-GAAP income (loss) from operations:
Loss from operations on a GAAP basis	$(75,940)	$(61,446)
Add back:
Expenses associated with stock-based compensation	91,138	56,480
Amortization of intangible assets and post-combination compensation expense associated with prior acquisitions	2,295	2,182
Non-GAAP income (loss) from operations	$17,493	$(2,784)

	Three Months Ended April 30,
	2022	2021
Reconciliation of GAAP net loss to non-GAAP net income (loss):
Net loss on a GAAP basis	$(77,294)	$(63,992)
Add back:
Expenses associated with stock-based compensation	91,138	56,480
Amortization of intangible assets and post-combination compensation expense associated with prior acquisitions	2,295	2,182
Amortization of debt issuance costs related to convertible senior notes	840	1,427
Less:
Gain on non-marketable securities	(1,751)	—
Non-GAAP net income (loss)	$15,228	$(3,903)

Reconciliation of GAAP net loss per share, basic and diluted, to non-GAAP net income (loss) per share, basic and diluted:
Net loss per share, basic and diluted, on a GAAP basis	$(1.14)	$(1.04)
Add back:
Expenses associated with stock-based compensation	1.35	0.92
Amortization of intangible assets and post-combination compensation expense associated with prior acquisitions	0.03	0.04
Amortization of debt issuance costs related to convertible senior notes	0.01	0.02
Less:
Gain on non-marketable securities	0.03	—
Non-GAAP net income (loss) per share, basic	$0.22	$(0.06)
Adjustment for fully diluted earnings per share	(0.02)	—
Non-GAAP net income (loss) per share, diluted *	$0.20	$(0.06)
* Diluted non-GAAP net income per share for the three months ended April 30, 2022 is calculated based upon 77.0 million of diluted weighted-average shares of outstanding common stock. The GAAP and Non-GAAP net loss per share calculations exclude potentially dilutive shares as the inclusion of such shares would have been anti-dilutive due to the net loss reported.

The following table presents a reconciliation of free cash flow to net cash provided by operating activities, the most directly comparable GAAP measure, for each of the periods indicated (unaudited, in thousands):

	Three Months Ended April 30,
	2022	2021
Net cash provided by operating activities	$11,574	$10,217
Capital expenditures	(2,538)	(627)
Principal repayments of finance leases	(595)	(1,199)
Capitalized software	—	—
Free cash flow	$8,441	$8,391

MONGODB, INC.
CUSTOMER COUNT METRICS
The following table presents certain customer count information as of the periods indicated:

	4/30/2020	7/31/2020	10/31/2020	1/31/2021	4/30/2021	7/31/2021	10/31/2021	1/31/2022	4/30/2022
Total Customers (a)	18,400+	20,200+	22,600+	24,800+	26,800+	29,000+	31,000+	33,000+	35,200+
Direct Sales Customers(b)	2,200+	2,500+	2,800+	3,000+	3,300+	3,600+	3,900+	4,400+	4,800+
MongoDB Atlas Customers	16,800+	18,800+	21,100+	23,300+	25,300+	27,500+	29,500+	31,500+	33,700+
Customers over $100K(c)	780	819	898	975	1,057	1,126	1,201	1,307	1,379

(a) Our definition of “customer” excludes users of our free offerings and all affiliated entities are counted as a single customer. As of and prior to January 31, 2022, our definition of “customer” excluded (1) users of our free offerings, (2) mLab users who spend $20 or less per month with us and (3) self-serve users acquired from Realm. The excluded mLab and Realm users collectively represented an immaterial portion of the revenue associated with users acquired from those acquisitions.
(b) Direct Sales Customers are customers that were sold through our direct sales force and channel partners.
(c) Represents the number of customers with $100,000 or greater in annualized recurring revenue (“ARR”) and annualized monthly recurring revenue (“MRR”). ARR includes the revenue we expect to receive from our customers over the following 12 months based on contractual commitments and, in the case of Direct Sales Customers of MongoDB Atlas, by annualizing the prior 90 days of their actual consumption of MongoDB Atlas, assuming no increases or reductions in their subscriptions or usage. For all other customers of our self-serve products, we calculate annualized MRR by annualizing the prior 30 days of their actual consumption of such products, assuming no increases or reductions in usage. ARR and annualized MRR exclude professional services.

MONGODB, INC.
SUPPLEMENTAL REVENUE INFORMATION
The following table presents certain supplemental revenue information as of the periods indicated:

	4/30/2020	7/31/2020	10/31/2020	1/31/2021	4/30/2021	7/31/2021	10/31/2021	1/31/2022	4/30/2022
MongoDB Enterprise Advanced: % of Subscription Revenue	49%	45%	43%	41%	40%	36%	34%	33%	33%
Direct Sales Customers(a) Revenue: % of Subscription Revenue	79%	81%	82%	83%	84%	84%	85%	86%	87%
(a) Direct Sales Customers are customers that were sold through our direct sales force and channel partners.